Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Dividend Advantage Municipal Fund 2
811-10197

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common and
Preferred
shares voting
together as a
class
To approve a new investment management
 agreement

   For
     6,593,847
   Against
        204,932
   Abstain
        262,712
   Broker Non-Votes
     2,070,052
      Total
     9,131,543


To approve a new sub-advisory agreement.


   For
     6,571,347
   Against
        220,238
   Abstain
        269,906
   Broker Non-Votes
     2,070,052
      Total
     9,131,543


Proxy materials are herein
incorporated by reference
to the SEC filing on June 16,
2014, under
Conformed Submission Type
14A, accession
number 0001193125-14-236565.